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                                                                    EXHIBIT 99.1

PRESS RELEASE                                FOR IMMEDIATE RELEASE
For information, contact:

PRI Automation, Inc.
Buck Howe
978-670-4270, ext. 3024
bhowe@pria.com

                     PRI AUTOMATION COMPLETES ACQUISITION OF
                         PROMIS SYSTEMS CORPORATION LTD.

BILLERICA, MA--MARCH 3, 1999-- PRI Automation, Inc. (NASDAQ:PRIA), a leader in semiconductor factory automation, announced today it had completed the acquisition of Promis Systems Corporation Ltd., a leading developer of Manufacturing Execution Systems (MES) software solutions for semiconductor and precision electronics manufacturers.

         In connection with the acquisition, which is to be accounted for as a pooling of interests, Promis Systems will issue 0.1353 exchangeable shares for each outstanding Promis common share. The exchangeable shares, which will commence trading on The Toronto Stock Exchange (TSE) on Thursday, March 4, 1999 under the symbol "PRJ", may be exchanged at any time for an equivalent number of shares of PRI stock. Promis Systems, a Toronto based company, has become a wholly owned subsidiary of PRI Automation.

         "The acquisition of Promis Systems has generated considerable positive excitement," said Mitch Tyson, president and chief executive officer of PRI Automation. "We believe our customers and trade analysts will immediately recognize the potential benefits of this combination. With Promis Systems' leading products and deep software domain expertise, PRI now has the critical hardware and software components to provide a complete wafer flow logistics management solution to optimize the flow of wafers throughout the fab. We believe by integrating these components into a complete system, PRI can offer customers a more integrated and optimized solution that will improve the productivity of their manufacturing environment."

         "Promis Systems and PRI Automation have successfully worked together on numerous projects for years, so combining our two companies is a logical progression in providing incremental value to our customers as we go forward," said Ian McKinnon, president and chief executive officer of Promis Systems. "Shareholders, employees, and customers will all benefit from this partnership."

         Promis Systems will become the core of the PRI Software Division responsible for all of PRI Automation's software products, including its own Promis Encore!-Registered Trademark- and PROMIS-Registered Trademark- MES, TransNet-TM-, PRI's material control software, and the Leverage-TM- suite of advanced planning and scheduling software products. Ian McKinnon will become vice president and general manager of PRI's Software Division, based in Toronto. In his new role, Mr. McKinnon will report directly to Mitch Tyson.

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About PRI Automation

PRI Automation, Inc., with headquarters in Billerica, Massachusetts, is a leading global supplier of advanced factory automation systems that enhance the competitiveness of semiconductor manufacturers and OEM equipment suppliers. PRI provides a tightly integrated and flexible hardware and software solution that optimizes the flow of wafers throughout the fab. For more information, visit the PRI Web site at www.pria.com.

         Some of the statements made in this release are forward-looking, and actual results could differ materially from these statements. Such forward-looking statements include, but are not limited to, statements that relate to the company's future revenue and operating expenses, management's plans and objectives for future operations and the effect of any contemplated consolidation or restructuring of operations on the company's future profitability; statements about the company's acquisition of Promis Systems; and statements relating to the continued downturn in the semiconductor industry.

Promis Encore! and PROMIS are registered trademarks of Promis Systems Corporation Ltd. Leverage is a trademark of Interval Logic Corporation, a subsidiary of PRI Automation. TransNet is a trademark of PRI Automation, Inc.